Exhibit 23.3

Consent of Independent Registered

Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Simmons First National Corporation (the “Company”) of our report, dated April 29, 2015, on our audit of the consolidated financial statements of Community First Bancshares, Inc. as of and for the year ended December 31, 2014, which is included in the Company’s Current Report on Form 8-K filed July 30, 2015.

/s/ BKD, LLP

Little Rock, Arkansas

August 6, 2015